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PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.

WITHDRAWAL CHARGES (SEE SECTION 8.01):      None


DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):            APPLICABLE TO NON-GUARANTEED BENEFIT INVESTMENT OPTIONS:
                                                              Annual Rate of [1.50%]  (equivalent to a daily rate of
                                                              [.004141%)] [APPLICABLE TO GUARANTEED BENEFIT INVESTMENT
                                                              OPTIONS] [Annual Rate of [1.70%]  (equivalent to a daily
                                                              rate of [.004697%]), plus any applicable VIO Facilitation
                                                              Charge up to a daily rate equal to [0.45%] (equivalent to
                                                              a daily rate of [.001236%]).

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:                          APPLICABLE TO NON-GUARANTEED BENEFIT INVESTMENT OPTIONS:
                                                              [Annual rate of 0.90%]
                                                              [APPLICABLE TO GUARANTEED BENEFIT INVESTMENT OPTIONS]
                                                              [Annual rate of 1.10%]

Administration Charge:                                        Annual rate of 0.25%

Distribution Charge:                                          Annual rate of 0.35%

Variable Investment Option Facilitation Charge:               Annual rate up to [0.45]%]

The Variable Investment Option ("VIO") Facilitation Charge applies to certain
VIOs as indicated in these Data Pages. Unless otherwise specified, for VIOs indicated with
                               a single* the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).
                               a double** the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).
                               a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.

2010DPCShr                                                          Data Page 14

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